Exhibit 99.1

News Release

Contact:
Larry Vale
Keane Investor Relations
617-241-9200x1290

Margo Nison
Keane Public Relations
617-241-9200x1272

Keane Reports Second Quarter 2004 Financial Results

Company Posts Continued Growth Reporting Higher Revenue, Net Income, and EPS

BOSTON, July 21, 2004 — Keane, Inc. (NYSE: KEA), a leading business and information technology (IT) outsourcing firm, today announced its results for the Second Quarter ended June 30, 2004.

Keane’s revenues for the Second Quarter 2004 were $231.7 million, consistent with the Company’s previous guidance and an increase of 13.9 percent from revenues of $203.5 million in the Second Quarter of 2003.  Net income for the Second Quarter of 2004 was $8.1 million, an increase of 21.9 percent compared to net income of $6.6 million in the Second Quarter of 2003.  Diluted earnings per share (EPS) for the Second Quarter of 2004 was $.13, which exceeded previous guidance, compared to EPS for the Second Quarter of 2003 of $.10.  Keane’s management believes that cash performance is the primary driver of long-term per share value, and accordingly, views diluted cash earnings per share (CEPS(1)) as an important indicator of performance.  CEPS was $.17 in the Second Quarter of 2004, also exceeding previous guidance, compared to CEPS of $.13 for the same period last year.

Second Quarter 2004 Highlights:

•                  Awarded new engagements with both new and existing clients, including:  Department of Justice, Entergy, Georgia Department of Human Resources, Great American Insurance Group, National Account Service Company LLC (NASCO), State of North Carolina, Pension Benefit Guaranty Corporation, Shoppers Drug Mart, Tufts Health Plan, and Wawa, Inc.

•                  Achieved bookings of $282.3 million, a 25.3 percent increase from bookings of $225.2 million in the Second Quarter of 2003.

•                  Reported sequential revenue growth of 7.4 percent over the First Quarter of 2004.

•                  Grew outsourcing revenues to $116.5 million, a 27.4 percent increase from $91.5 million in the Second Quarter of 2003.

•                  Drove selling, general and administrative (SG&A) expenses as a percent of revenues down to 22.7 percent compared to 24.7 percent in both the First Quarter of 2004 and the Second Quarter of 2003.

•                  Improved net income by 46.1 percent compared to the First Quarter of 2004 and 21.9 percent compared to the Second Quarter of 2003.

(1) CEPS excludes amortization of intangible assets, stock-based compensation, and in 2003, restructuring charges, net, and an arbitration award.  CEPS is not a measurement in accordance with Generally Accepted Accounting Principles (GAAP).

•                  Repurchased 1.7 million shares of common stock for $23.3 million and announced an authorization to repurchase an additional three million shares of common stock over the next 12 months.

•                  Fully integrated the operations of Nims Associates into Keane’s operations and benefited from the synergies of the business combination.

•                  Promoted Laurence Shaw to senior vice president, international operations to oversee operations in the UK, Canada, and India.

•                  In July 2004, Keane completed the acquisition of SAP consultancy Fast Track Holdings Limited based in the United Kingdom, which specializes in rapid, high-quality implementation of SAP enterprise software.

 “We are pleased with the continued growth of Keane’s revenues and earnings, and see this as a reflection of our strong market positioning and the gradual recovery of IT spending by our clients,” stated Brian Keane, president and CEO of Keane.  “We remain focused on helping our clients increase the value generated through their IT investments with reduced costs, improved business and IT performance, and increased organizational flexibility.”

Revenues for the six months ended June 30, 2004 were $447.5 million, an increase of 9.6 percent compared with revenues of $408.2 million during the same period in 2003.  Net income for the first six months of 2004 was $13.6 million, compared with net income of $17.2 million during the same period in 2003.  EPS for the first six months of 2004 was $.21 compared with $.25 for the first six months of 2003.  Net income in 2003 included an after-tax, non-recurring gain of $4.4 million realized from a favorable judgment in an arbitration proceeding.  This non-recurring gain positively impacted EPS by approximately $.06 in 2003.

“Keane’s business fundamentals are clearly strengthening.  We closed the quarter with $156.9 million in cash and investments, after completing the Nims acquisition and repurchasing 2.1 million shares of our common stock for $30.1 million in the first half of the year,” said John Leahy, senior vice president and CFO.  “Keane has the cash resources to support our ability to grow organically, pursue M&A opportunities, and to continue to repurchase shares.”

Business Outlook:

Keane estimates revenues for the Third Quarter of 2004 to be in the range of $230 million to $240 million, EPS to be in the range of $.11 to $.13, and CEPS to be in the range of $.15 to $.17.

Conference Call:

Keane will host a conference call today at 8:30 a.m. (EDT) to discuss these results.  Interested parties may access the call via the Internet at www.keane.com/investors/earnings.html or may dial 800-438-7212 (706-643-3476 from outside North America) and ask for the Keane call referencing reservation number 8596381.  No advanced registration is required to participate.  A replay of the call will be available beginning at approximately 10:30 a.m. today through 5:00 p.m. on July 30th.  The replay may be accessed via the Internet at www.keane.com/investors/earnings.html or by dialing 1-800-642-1687 or 706-645-9291 and referencing reservation number 8596381.

About Keane

Keane, Inc. (NYSE: KEA), helps clients to improve their business operations and IT effectiveness by delivering a broad range of business consulting and outsourcing services designed to achieve near-term and sustainable business benefit.  Specifically, Keane focuses on highly synergistic service offerings, including: Application Development & Integration, Application Outsourcing, and Business Process Outsourcing.  Keane believes that business and IT improvements are best realized by streamlining and optimizing business and IT processes, implementing rigorous management disciplines, and fostering a culture of accountability through meaningful performance metrics.  Keane delivers its services through an integrated network of branch offices in North America and the United Kingdom, and via SEI CMM Level 5 evaluated Advanced Development Centers (ADCs) in Canada and India.  Information on Keane is available on the Internet at www.keane.com.

This press release contains a number of forward-looking statements concerning Keane’s current expectations as to future growth and its results of operations.  Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates,” “intends,” “may,” “projects,” “will,” “would,” and similar expressions) should also be considered to be forward-looking statements.  There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: continued or further downturns in the U.S. economy, political and economic conditions in India, the loss of one or more major clients, unanticipated disruptions to Keane’s business, the execution and successful completion of contracts evidencing the new bookings referred to in this release, the successful completion of software development or management projects, the availability and utilization rate of professional staff, the ability to successfully integrate Fast Track Holdings Limited, and other factors detailed under the caption “Certain Factors That May Affect Future Results” in Keane’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, which important factors are incorporated herein by this reference.   Keane disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release, including the potential impact of any future acquisitions, mergers, or dispositions it may make.

Keane, Inc.

Condensed Consolidated Statements of Income (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
	(In thousands except per share amounts)		(In thousands except per share amounts)
Revenues	$231,712	$203,511	$447,536	$408,173
Operating expenses
Salaries, wages, and other direct costs	161,710	138,260	311,700	280,691
Selling, general, and administrative expenses	52,665	50,324	105,882	98,399
Amortization of intangible assets	4,035	4,030	7,948	8,077
Restructuring charges, net	—	(561)	—	(561)
Operating income	13,302	11,458	22,006	21,567

Other income (expense) (1)
Interest and dividend income	875	722	1,930	969
Interest expense	(1,400)	(1,066)	(2,838)	(1,099)
Other income (expense), net	166	(83)	291	7,195
Minority interest	509	—	1,270	—
Income before income taxes	13,452	11,031	22,659	28,632
Provision for income taxes	5,381	4,411	9,064	11,451

Net income	$8,071	$6,620	$13,595	$17,181

Basic earnings per share	$0.13	$0.10	$0.22	$0.25

Diluted earnings per share	$0.13	$0.10	$0.21	$0.25

Basic weighted average common shares outstanding	62,746	66,309	63,221	67,665
Diluted weighted average common shares and common share equivalents outstanding	63,721	66,819	64,298	67,946

Reconciliation of GAAP EPS to CEPS (2)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Income before income taxes	$13,452	$11,031	$22,659	$28,632
Add (Subtract):
Amortization of intangible assets and stock-based compensation	4,218	4,055	8,324	8,116
Restructuring charges, net	—	(561)	—	(561)
Arbitration award	—	—	—	(7,315)
Adjusted income before income taxes	17,670	14,525	30,983	28,872
Provision for income taxes	7,068	5,810	12,393	11,549
Adjusted net income	$10,602	$8,715	$18,590	$17,323
Diluted CEPS	$0.17	$0.13	$0.29	$0.25

(1)                    Certain reclassifications have been made to the 2003 amounts to conform to the 2003 annual presentation. Such reclassifications have no effect on previously reported net income or stockholders’ equity.

(2)                    We believe that cash performance is the primary driver of long-term per share value, thus we view cash earnings per share (CEPS) as an important indicator of performance. CEPS excludes amortization of intangible assets, stock-based compensation, and in 2003, restructuring charges, net, and an arbitration award. The inclusion of restructuring charges, net, reduced CEPS by $.01 from amounts previously reported in 2003. CEPS is not a measurement in accordance with Generally Accepted AccountingPrinciples (GAAP).

Keane, Inc.

Condensed Consolidated Balance Sheets (Unaudited)

	As of June 30,	As of December 31,
	2004	2003
	(In thousands)
Assets
Current:
Cash and cash equivalents	$39,813	$56,736
Restricted cash	393	1,586
Marketable securities	117,079	147,814
Accounts receivable, net	136,606	111,094
Prepaid expenses and deferred taxes	17,334	15,082
Total current assets	311,225	332,312
Property and equipment, net	77,825	75,431
Goodwill	303,770	292,924
Customer lists, net	59,035	57,908
Other intangible assets, net	11,048	13,124
Deferred taxes and other assets, net	24,910	26,288
Total assets	$787,813	$797,987

Liabilities
Current:
Short-term debt	$1,393	$2,678
Accounts payable	13,977	12,331
Accrued restructuring	5,517	6,947
Unearned income	6,021	8,869
Accrued compensation	36,052	36,220
Accrued expenses and other current liabilities	48,423	36,081
Total current liabilities	111,383	103,126

Long-term debt	150,036	150,193
Accrued long-term building costs	39,799	40,042
Accrued long-term restructuring	5,726	7,073
Deferred income taxes	34,940	30,879
Total liabilities	341,884	331,313

Minority interest	7,272	8,542

Equity
Stockholders’ equity	438,657	458,132
Total liabilities and stockholders’ equity	$787,813	$797,987

Keane, Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Six Months Ended June 30,
	2004	2003
	(In thousands)
Cash flows from operating activities:
Net income	$13,595	$17,181
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,947	13,619
Changes in operating assets and liabilities, net of acquisitions	(17,093)	5,205
Other, net	(4,037)	411
Net cash provided by operating activities	6,412	36,416

Cash flows from investing activities:
Purchase of investments, net of sales and maturities	28,597	(7,035)
Purchase of property and equipment	(6,380)	(6,843)
Payments for current year and prior year acquisitions, net of cash acquired	(18,103)	(903)
Other, net	2	125
Net cash provided by (used for) investing activities	4,116	(14,656)

Cash flows from financing activities:
Proceeds from issuance of convertible debt	—	150,000
Debt issuance costs	(42)	(3,874)
Proceeds from issuance of common stock	2,932	2,339
Repurchase of common stock	(30,096)	(60,894)
Other, net	(269)	(540)
Net cash (used for) provided by financing activities	(27,475)	87,031
Effect of exchange rate changes on cash	24	350
Net (decrease) increase in cash and cash equivalents	(16,923)	109,141
Cash and cash equivalents at beginning of period	56,736	46,383
Cash and cash equivalents at end of period	$39,813	$155,524

Keane, Inc.

Selected Financial Data (Unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
			Increase (Decrease)				Increase (Decrease)
	2004	2003	$	%	2004	2003	$	%
	(Dollars in thousands)				(Dollars in thousands)
Reconciliation of GAAP Net Income to EBITDA (1)
Net income	$8,071	$6,620	$1,451	21.9%	$13,595	$17,181	$(3,586)	-20.9%
Add (Subtract):
Provision for income taxes	5,381	4,411	970	22.0%	9,064	11,451	(2,387)	-20.8%
Arbitration award	—	—	—	n/m	—	(7,315)	7,315	-100.0%
Amortization of intangible assets and stock-based compensation	4,218	4,055	163	4.0%	8,324	8,116	208	2.6%
Restructuring charges, net	—	(561)	561	-100.0%	—	(561)	561	-100.0%
Depreciation	3,055	2,925	130	4.4%	5,999	5,542	457	8.2%
Interest and dividend income	(875)	(722)	(153)	21.2%	(1,930)	(969)	(961)	99.2%
Interest expense	1,400	1,066	334	31.3%	2,838	1,099	1,739	158.2%
EBITDA	$21,250	$17,794	$3,456	19.4%	$37,890	$34,544	$3,346	9.7%

Service Line Revenues
Outsourcing	$116,515	$91,463	$25,052	27.4%	$221,768	$184,967	$36,801	19.9%
Development & Integration	44,780	41,677	3,103	7.4%	86,679	82,932	3,747	4.5%
Other IT Services	70,417	70,371	46	0.1%	139,089	140,274	(1,185)	-0.8%
Total	$231,712	$203,511	$28,201	13.9%	$447,536	$408,173	$39,363	9.6%

Service Line Bookings (2)
Outsourcing	$149,420	$131,625	$17,795	13.5%	$417,396	$203,780	$213,616	104.8%
Development & Integration	42,565	18,924	23,641	124.9%	80,502	48,713	31,789	65.3%
Other IT Services	90,287	74,673	15,614	20.9%	194,055	177,324	16,731	9.4%
Total	$282,272	$225,222	$57,050	25.3%	$691,953	$429,817	$262,136	61.0%

Gross Margin
Revenues	$231,712	$203,511	$28,201	13.9%	$447,536	$408,173	$39,363	9.6%
Salaries, wages, and other direct costs	(161,710)	$(138,260)	(23,450)	17.0%	(311,700)	$(280,691)	(31,009)	11.0%
Gross Margin	$70,002	$65,251	$4,751	7.3%	$135,836	$127,482	$8,354	6.6%
Gross Margin%	30.2%	32.1%			30.4%	31.2%

Days Sales Outstanding (DSO) (3)	53	57	(4)	-7.0%

n/m:   not meaningful

  (1)            EBITDA represents earnings before net interest, income taxes, depreciation, amortization of intangible assets, stock-based compensation, and in 2003, restructuring charges, net, and an arbitration award.  EBITDA is a non-GAAP (Generally Accepted Accounting Principles) financial measure that we believe is an important indicator of our liquidity.  Keane’s calculation of EBITDA may not be consistent with EBITDA measures of other companies. This non-GAAP measure should be used in addition to, but not as a substitute for, the analysis provided in the condensed consolidated statements of income.

  (2)            Bookings represent the engagement value of contracts signed in the current reporting period.

  (3)            DSO is calculated using trailing three months total revenue divided by the number of days in the period to determine daily revenue.  The average accounts receivable balance for the three-month period is then divided by daily revenue.

Keane, Inc.

Realignment of Service Offering Categories for 2004 and 2003 Quarterly Results (Unaudited)

	Q2 - 2004	Q1 - 2004	Q4 - 2003	Q3 - 2003	Q2 - 2003	Q1 - 2003
	(In thousands)
Service Line Revenues (1)

Outsourcing	$116,515	$105,253	$95,196	$91,131	$91,463	$93,504
Development & Integration	44,780	41,899	37,329	41,852	41,677	41,255
Other IT Services	70,417	68,672	63,857	67,438	70,371	69,903
Total	$231,712	$215,824	$196,382	$200,421	$203,511	$204,662

Service Line Bookings (2)
Outsourcing	$149,420	$267,976	$123,265	$90,401	$131,625	$72,155
Development & Integration	42,565	37,937	20,999	34,184	18,924	29,789
Other IT Services	90,287	103,768	103,080	66,795	74,673	102,651
Total	$282,272	$409,681	$247,344	$191,380	$225,222	$204,595

(1)           In order to align our reporting with our strategic priorities, beginning January 1, 2004, we are classifying our service offerings into the following three categories: Outsourcing, Development & Integration, and Other IT Services. These services were previously classified within our Plan, Build, and Manage service offerings in our Annual Report on Form 10-K for the year ended December 31, 2003. During the Second Quarter of 2004, certain additional reclassifications were made to previously reported amounts. These reclassifications conform the grouping of certain business offerings within service lines to the current presentation.

(2)           Bookings represent the engagement value of contracts signed in the current reporting period.